Exhibit 23.2

Onestop Assurance PAC
Co. Registration No.: 201823302D
10 Anson Road #06-15
International Plaza
Singapore, 079903
Email: audit@onestop-ca.com
Website: www.onestop-ca.com

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of NewGenIvf Group Limited of our report dated August 16, 2024, relating to the consolidated balance sheet of NewGenIvf Limited and its subsidiaries as of December 31, 2023, and the related consolidated statement of operations and comprehensive income, changes in shareholder’s equity, and cash flows for the years ended December 31, 2023 and the related notes, included in its Annual Report on Form 20-F of NewGenIvf Group Limited for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on August 20, 2024. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ OneStop Assurance PAC

Singapore
September 6, 2024